UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021

GOOD GAMING, INC.

(Exact name of registrant as specified in charter)

Nevada	000-53949	46-3917807
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

415 McFarlan Road, Suite 108

Kennett Square, PA 19348

(Address of Principal Executive Offices) (Zip Code)

(888) 295-7279

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GMER	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

Employee Services Agreement with ViaOne Services, LLC

On September 30, 2021, Good Gaming, Inc. (the “Registrant”) entered into an Employee Services Agreement (the “Services Agreement”) with ViaOne Services, LLC (“ViaOne”) effective as of September 1, 2021 (the “Effective Date”). Pursuant to the Services Agreement, ViaOne shall provide to the Registrant services relating to the Registrant’s human resources, payroll, marketing, advertising, accounting and financing (the “Services”) for a monthly management fee of $42,000 (the “Monthly Management Fee”) for a period of one year commencing from the Effective Date and automatically renewing for successive terms of one (1) year each unless either party provides the other party with at least ninety (90) days advance written notice of its intent not to renew the Services Agreement. In accordance with the terms of the Services Agreement, ViaOne shall have the right to convert part or all of the Monthly Management Fee into shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) at the Conversion Rate equal to 125% of the Conversion Amount, divided by the Conversion Price, as those terms are defined in the Services Agreement.

The foregoing description of the terms of the Services Agreement is not complete and is qualified in its entirety by reference to the full text of the Services Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. Unless specified in this Current Report, capitalized terms have the meanings defined in the Services Agreement.

Revolving Convertible Promissory Note with ViaOne Services, LLC

On September 30, 2021, the Registrant entered into a revolving convertible promissory note (the “Revolving Note”) with ViaOne. Under the terms of the Revolving Note, the Registrant promises to pay to ViaOne the principal sum of $1,000,000 or such lesser amount as may be advanced to the Registrant by ViaOne from time to time, pursuant to the Revolving Note. In consideration for extending the Revolving Note to the Registrant, the Registrant granted ViaOne warrants to purchase 1,000,000 shares of Common Stock at an exercise price of $0.42, a premium of 20% to the closing bid price of the Common Stock the trading day prior to the execution of the Revolving Note. Payment of all obligations under the Revolving Note is secured by a security interested granted to ViaOne by the Registrant in all of the right, title and interest of the Registrant in all of the assets of the Registrant currently owned or acquired hereafter.

The Revolving Note (and any unpaid interest or liquidated damages amount) may be converted into shares of Common Stock at a conversion price of eighty-five percent (85%) of the VWAP for the five (5) trading days immediately prior to the date of the notice of conversion. The Revolving Note contains customary events of default, including, among others, the failure by the Registrant to make a payment of principal or interest when due. Following an event of default, ViaOne is entitled to accelerate the entire indebtedness under the Revolving Note. The restrictions are also subject to certain additional qualifications and carveouts, as set forth in the Revolving Note.

The foregoing description of the terms of the Revolving Note is not complete and is qualified in its entirety by reference to the full text of the Revolving Note, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein. Unless specified in this Current Report, capitalized terms have the meanings defined in the Revolving Note.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Services Agreement with ViaOne Services, LLC
10.2	Revolving Convertible Promissory Note with ViaOne Services, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2021

GOOD GAMING, INC.

By:	/s/ David B. Dorwart
Title:	David B. Dorwart
Name:	Chief Executive Officer